UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 26, 2005

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	0-11129	61-0979818
(State or other jurisdiction of	(Commission file number)	(IRS Employer Identification Number)
Incorporation)

346 North Mayo Trail
Pikeville, Kentucky		41501
(Address of principal executive offices)		(Zip code)

(606) 432-1414
(Registrant's telephone number, including area code)

Item 8.01 Other Events--Issuance of Press Release announcing increase in Cash Dividend provided under Items 7.01 and 8.01 of Form 8-K

Community Trust Bancorp, Inc. announced today an increase in its cash dividend from 24 cents per share to 26 cents per share payable on January 1, 2006 for shareholders of record as of December 15, 2005.

See Exhibit 1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	October 26, 2005	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer